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                                                                                     Exhibit c

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                           FOR THE QUARTER ENDED SEPTEMBER 30, 1996

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                                          Production                        Revenue
                                    ----------------------------------------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----      -------
62583    Brazo 50-54/37&8/65-7             2,787.19    849,625.98    56,867.251,980,467.83          2,037,335.08
62367    Hl 21/22/22L/34/50/51             1,913.72    475,698.96    39,295.041,117,817.45          1,157,112.49
62479    Main Pass 90/93+4/102+5               0.00    243,394.84         0.00  598,084.44          598,084.44
62289    Main Pass 107/108                 2,797.22    156,573.02    56,704.58  396,798.66          453,503.24
61410    High Island B270/281                519.63    158,724.00    11,031.32  377,548.38          388,579.70
61998    High Island A365/A376             7,005.65     91,411.06   135,785.08  223,037.82          358,822.90
62366    Brazos 400.12.13.435                702.15    136,206.90    12,713.96  302,722.90          315,436.86
61898    Eugene Island B 24 & 27           3,073.11     97,710.04    61,298.24  236,314.25          297,612.49
62288    West Cameron Blk 290                296.49    118,428.00     5,348.66  263,965.01          269,313.67
62365    Matagorda Is B 586/87                19.12    121,000.02       416.10  259,635.48          260,051.58
53330    Derrick Draw/ PDR RIV            12,640.04        337.94   231,951.34      347.12          232,298.46
62554    Eugene Island 28                  3,040.17     73,860.06    60,606.09  168,225.43          228,831.52
62582    Brazos 476/491/449                  102.19     77,750.98     2,035.77  170,476.65          172,512.42
62331    West Delta 27/28/48               8,835.26      3,471.98   166,341.67    1,862.27          168,203.94
62493    Eugene Island Blk 208             7,433.97      3,608.00   141,315.09    8,993.69          150,308.78
42017    Kildare Smackover T               6,955.83      9,493.86   132,879.10    9,668.43          142,547.53
         Other                            15,691.87    215,734.68   300,442.33  328,194.70          628,637.03
                                       ---------  ------------------------ ------------ ------------
              Totals                      73,813.61  2,833,030.32 1,415,031.626,444,160.51          7,859,192.13
                                       =========  ======================== ============ ============

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